UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2012 (January 20, 2012)

Bimini Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 20, 2012, the Company's wholly-owned subsidiary, Mortco TRS, LLC (“Mortco”), entered into a settlement agreement with Coast Bank of Florida ("Coast") to settle the parties' pending litigation.  In the litigation, Coast sought monetary damages and specific performance based on its allegation that Mortco breached an oral contract to convert approximately 50 construction loans to permanent financing.  Pursuant to the settlement agreement, Mortco, without admitting any allegations, has paid Coast $800,000 and the parties have agreed that the litigation and all related claims shall be dismissed with prejudice.  Each party is responsible for the payment of its own legal fees and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2012	BIMINI CAPITAL MANAGEMENT, INC

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer